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                                                                      EXHIBIT 10

                          INDEPENDENT BANK CORPORATION

                            LONG-TERM INCENTIVE PLAN
                       (AS AMENDED THROUGH APRIL 26, 2005)

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                                TABLE OF CONTENTS

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ARTICLE 1 ESTABLISHMENT AND PURPOSE OF THE PLAN..................................................................      1
         1.1      Establishment of the Plan......................................................................      1
         1.2      Purpose of the Plan............................................................................      1
         1.3      Term of Plan...................................................................................      1
ARTICLE 2 DEFINITIONS............................................................................................      1
ARTICLE 3 ADMINISTRATION.........................................................................................      4
         3.1      The Committee..................................................................................      4
         3.2      Committee Authority............................................................................      4
ARTICLE 4 COMMON STOCK SUBJECT TO THE PLAN.......................................................................      5
ARTICLE 5 ELIGIBILITY............................................................................................      5
ARTICLE 6 STOCK OPTIONS..........................................................................................      6
         6.1      Options........................................................................................      6
         6.2      Grants.........................................................................................      6
         6.3      Incentive Stock Options........................................................................      6
         6.4      Terms of Options...............................................................................      6
ARTICLE 7 STOCK APPRECIATION RIGHTS..............................................................................     10
         7.1      Grant of SARs..................................................................................     10
         7.2      Payment of SAR Amount..........................................................................     10
         7.3      Nontransferability.............................................................................     10
ARTICLE 8 RESTRICTED STOCK.......................................................................................     10
         8.1      Awards of Restricted Stock.....................................................................     10
         8.2      Awards and Certificates........................................................................     10
         8.3      Restrictions and Conditions....................................................................     11
ARTICLE 9 PERFORMANCE SHARES.....................................................................................     12
         9.1      Award of Performance Shares....................................................................     12
         9.2      Terms and Conditions...........................................................................     12
ARTICLE 10 OTHER STOCK-BASED AWARDS..............................................................................     13
         10.1     Other Awards...................................................................................     13
         10.2     Terms and Conditions...........................................................................     13
ARTICLE 11 TERMINATION OR AMENDMENT OF THE PLAN..................................................................     14
ARTICLE 12 UNFUNDED PLAN.........................................................................................     14
ARTICLE 13 ADJUSTMENT PROVISIONS.................................................................................     14
         13.1     Antidilution...................................................................................     14
         13.2     Change in Control..............................................................................     15
         13.3     Adjustments by Administrator...................................................................     15
ARTICLE 14 GENERAL PROVISIONS....................................................................................     15
         14.1     Legend.........................................................................................     15
         14.2     No Right to Employment.........................................................................     15
         14.3     Withholding of Taxes...........................................................................     15
         14.4     No Assignment of Benefits......................................................................     16
         14.5     Governing Law..................................................................................     16
         14.6     Application of Funds...........................................................................     16
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        14.7     Rights as a Shareholder........................................................................     16

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                           INDEPENDENT BANK CORORATION
                            LONG-TERM INCENTIVE PLAN

                                    ARTICLE 1
                      ESTABLISHMENT AND PURPOSE OF THE PLAN

      1.1 Establishment of the Plan. Independent Bank Corporation, a Michigan corporation (the "Company"), hereby establishes an incentive compensation plan to be known as the "Independent Bank Corporation Long-Term Incentive Plan" (the "Plan"), as set forth in this document. The Plan permits the granting of stock options, stock appreciation rights, restricted stock, and other stock-based awards to key employees of the Company and its Subsidiaries, as well as Directors and Consultants. Upon approval by the Board of Directors of the Company, subject to ratification by the affirmative vote of holders of a majority of shares of the Company's Common Stock present and entitled to vote at the 2002 Annual Meeting of Shareholders, the Plan shall be effective as of April 1, 2002 (the "Effective Date").

      1.2 Purpose of the Plan. The purpose of the Plan is to promote the long-term success of the Company for the benefit of the Company's shareholders, through stock-based compensation, by aligning the personal interests of Plan Participants with those of its shareholders. The Plan is designed to allow Plan Participants to participate in the Company's future, as well as to enable the Company to attract, retain and award such individuals.

      1.3 Term of Plan. No Awards shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date ("Termination Date"), provided that Awards granted prior to the Termination Date may extend beyond that date.

                                    ARTICLE 2
                                   DEFINITIONS

      For purposes of this Plan, the following terms shall have the meanings set forth below:

      2.1 "Administrator" shall mean the Board or any of the Committees designated to administer the Plan in accordance with Section 3.1 of the Plan.

      2.2 "Award" shall mean any award under this Plan of any Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Other Stock-Based Award.

      2.3 "Award Agreement" shall mean an agreement evidencing the grant of an Award under this Plan. Awards under the Plan shall be evidenced by Award Agreements that set forth the details, conditions and limitations for each Award, as established by the Administrator and shall be subject to the terms and conditions of the Plan.

      2.4 "Award Date" shall mean the date that an Award is made, as specified in an Award Agreement.

      2.5 "Board" shall mean the Board of Directors of the Company.

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      2.6 "Code" shall mean the Internal Revenue Code of 1986, as amended.

      2.7 "Employee" shall mean any person employed by the Company or a Subsidiary. Neither service as a Director nor the payment of a Director's fee by the Company shall be sufficient to constitute employment by the Company.

      2.8 "Committee" shall mean one of the Committees, as specified in Article 3, appointed by the Board to administer the Plan.

      2.9 "Common Stock" shall mean the Common Stock, par value $1.00 per share, of the Company.

      2.10 "Consultant" shall mean any person or entity engaged by the Company or a Subsidiary to render services to the Company or that Subsidiary.

      2.11 "Director" shall mean a member of the Board or a member of the Board of Directors of a Subsidiary.

      2.12 "Disability" shall mean permanent and total disability as determined under the rules and guidelines established by the Committee for purposes of the Plan.

      2.13 "Fair Market Value" shall be the closing sale price of the Company's Common Stock for such date on the National Association of Securities Dealers Automated Quotation System or any successor system then in use (NASDAQ). If no sale of shares of Common Stock is reflected on NASDAQ on a date, "Fair Market Value" shall be determined according to the closing sale price on the next preceding day on which there was a sale of shares of Common Stock reflected on NASDAQ.

      2.14 "Incentive Stock Option" or "ISO" shall mean an option to purchase shares of Common Stock granted under Article 6, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

      2.15 "Insider" shall mean an employee who is an officer (as defined in Rule 16a-1(f) of the Exchange Act) or Director, or holder of more than ten percent (10%) of its outstanding shares of the Company's Common Stock.

      2.16 "Nonemployee Director" shall mean a person who satisfies (1) the definition of "Nonemployee Director" within the meaning set forth in Rule 16b-3(b)(3), as promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor definition adopted by the SEC, or (2) the definition of "outside director" within the meaning of Section 162(m) of the Code.

      2.17 "Nonqualified Stock Option" or "NQSO" shall mean an option to purchase shares of Common Stock, granted under Article 6, which is not an Incentive Stock Option.

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      2.18 "Option" means an Incentive Stock Option or a Nonqualified Stock
Option.

      2.19 "Option Price" shall mean the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option, as determined by the Committee.

      2.20 "Other Stock-Based Award" shall mean an Award under Article 10 of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock.

      2.21 "Participant" shall mean an employee of the Company or a Subsidiary, a Director or Consultant who holds an outstanding Award granted under the Plan.

      2.22 "Performance Shares" shall mean an Award granted under Article 9 of this Plan evidencing the right to receive Common Stock or cash of an equivalent value at the end of a specified performance period.

      2.23 "Permitted Transferee" means (i) the spouse, children or grandchildren of a Participant (each an "Immediate Family Member"), (ii) a trust or trusts for the exclusive benefit of the Participant and/or one or more Immediate Family Members, or (iii) a partnership or limited liability company whose only partners or members are the Participant and/or one or more Immediate Family Members.

      2.24 "Restricted Stock" shall mean an Award granted to a Participant under
Article 8 of this Plan.

      2.25 "Retirement" shall mean the termination of a Participant's employment with the Company or a Subsidiary after the Participant attains the age of 55. With respect to a Director, Retirement shall mean the termination of a Director's service as a Director of the Company or a Subsidiary after serving as a Director of the Company and/or any Subsidiary for a period of at least five
(5) consecutive years prior to the date of termination of such service.

      2.26 "Stock Appreciation Right" or "SAR" shall mean an Award granted to a Participant under Article 7 of this Plan.

      2.27 "Subsidiary" shall mean any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

      2.28 "Termination of Service" shall mean the termination of an Employee's employment with the Company or a Subsidiary. An Employee employed by a Subsidiary shall also be deemed to incur a Termination of Service if the Subsidiary ceases to be a Subsidiary and the Participant does not immediately thereafter become an employee of the Company or another Subsidiary. With respect to a Participant that is not an Employee, Termination of Service shall

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mean the termination of the person's service as a Director or as a Consultant to the Company or a Subsidiary.

                                    ARTICLE 3
                                 ADMINISTRATION

      3.1 The Committee. The Plan may be administered by different Committees with respect to different groups of Plan Participants. To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a committee of two or more Non-Employee Directors. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3. Other than as provided above, the Plan shall be administered by (a) the Board, or (b) a Committee, which Committee shall be constituted to satisfy the foregoing conditions.

      3.2 Committee Authority. Subject to the Company's Articles of Incorporation, Bylaws and the provisions of this Plan, the Administrator shall have full authority to grant Awards to key Employees of the Company or a Subsidiary, as well as Directors and Consultants, provided that Awards covering more than twenty percent (20%) of Plan Shares shall not be made to any one Employee. Awards may be granted singly, in combination, or in tandem. The authority of the Administrator shall include the following:

            (a) To select the key employees of the Company or a Subsidiary, Directors or Consultants to whom Awards may be granted under the Plan;

            (b) To determine whether and to what extent Options, Stock Appreciation Rights, Restricted Stock, Performance Shares and Other Stock-Based Awards, or any combination thereof are to be granted under the Plan;

            (c) To determine the number of shares of Common Stock to be covered by each Award;

            (d) To determine the terms and conditions of any Award Agreement, including, but not limited to, the Option Price, any vesting restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Administrator shall determine in its sole discretion;

            (e) To determine whether, to what extent and under what circumstances grants of Awards are to operate on a tandem basis and/or in conjunction with or apart from other cash compensation arrangement made by the Company other than under the terms of this Plan;

            (f) To determine under what circumstances an Award may be settled in cash, Common Stock, or a combination thereof; and

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            (g) To determine to what extent and under what circumstances shares of Common Stock and other amounts payable with respect to an Award shall be deferred.

      The Administrator shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (including any Award Agreement) and to otherwise supervise the administration of the Plan. A majority of the any Committee shall constitute a quorum, and the acts of a majority of a quorum at any meeting, or acts reduced to or approved in writing by a majority of the members of any Committee, shall be the valid acts of any Committee. The interpretation and construction by any Committee of any provisions of the Plan or any Award granted under the Plan shall be final and binding upon the Company, the Board and Participants, including their respective heirs, executors and assigns. No member of the Board or any Committee shall be liable for any action or determination made in good faith with respect to the Plan or an Award granted hereunder. Notwithstanding the foregoing, without the prior approval of the Company's shareholders, neither the Committee nor the Board of Directors shall have the authority to lower the option exercise price of previously granted Awards, whether by means of the amendment of previously granted Awards or the replacement or regrant, through cancellation, of previously granted Awards.

                                    ARTICLE 4
                        COMMON STOCK SUBJECT TO THE PLAN

      Subject to adjustment as provided in Section 13.1, the maximum aggregate number of shares of Common Stock which may be issued under this Plan, which may be either unauthorized and unissued Common Stock or issued Common Stock reacquired by the Company ("Plan Shares") shall be 1,325,000 Shares. Not more than fifteen percent (15%) of the Plan Shares may be issued to Plan Participants as Restricted Stock.

      Determinations as to the number of Plan Shares that remain available for issuance under the Plan shall be made in accordance with such rules and procedures as the Administrator shall determine from time to time. If an Award expires unexercised or is forfeited, cancelled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock that were theretofore subject (or potentially subject) to such Award may again be made subject to an Award Agreement.

                                    ARTICLE 5
                                   ELIGIBILITY

      The persons who shall be eligible to receive Awards under the Plan shall be selected by the Administrator from time to time. In making such selections, the Administrator shall consider the nature of the services rendered by such persons, their present and potential contribution to the Company's success and the success of the particular Subsidiary of the Company by which they are employed or to whom they provide services, and such other factors as the Administrator in its discretion shall deem relevant. Participants may hold more than one Award, but only on the

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terms and subject to the restrictions set forth in the Plan and their respective
Award Agreements. No Participant may receive Awards under the Plan covering more than twenty-five percent (25%) of Plan Shares.

                                    ARTICLE 6
                                  STOCK OPTIONS

      6.1 Options. Options may be granted alone or in addition to other Awards granted under this Plan. Each Option granted under this Plan shall be either an Incentive Stock Option (ISO) or a Nonqualified Stock Option (NQSO).

      6.2 Grants. The Administrator shall have the authority to grant to any Participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Options. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof which does not qualify shall constitute a separate Nonqualified Stock Option.

      6.3 Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under
Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422. An Incentive Stock Option shall not be granted to an individual who, on the date of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. The aggregate Fair Market Value, determined on the Award Date of the shares of Common Stock with respect to which one or more Incentive Stock Options (or other incentive stock options within the meaning of Section 422 of the Code, under all other option plans of the Company) granted on or after January 1, 1987, that are exercisable for the first time by a Participant during any calendar year shall not exceed the $100,000 limitation imposed by Section 422(d) of the Code.

      6.4 Terms of Options. Options granted under the Plan shall be evidenced by Award Agreements in such form as the Administrator shall, from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions:

            (a) Option Price. The Option Price per share of Common Stock purchasable under an Option shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the Award Date.

            (b) Option Term. The term of each Option shall be fixed by the Administrator, provided that no Option that has been designated as an Incentive Stock Option shall be exercisable more than ten (10) years after the date the Option is granted.

            (c) Exercisability. An Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator and set

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      forth in the Award Agreement. If the Administrator provides that any
      Option is exercisable only in installments, the Administrator may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Administrator may determine.

            (d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form as the Administrator may accept. Notwithstanding the foregoing, an Option shall not be exercisable with respect to less than 100 shares of Common Stock unless the remaining shares covered by an Option are fewer than 100 shares. If and to the extent determined by the Administrator in its sole discretion at or after grant, payment in full or in part may also be made in the form of Common Stock owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances and with respect to any shares of Common Stock acquired upon the exercise of an Option, has been held by the Optionee for a period of at least six (6) consecutive months), or by reduction in the number of shares issuable upon such exercise based, in each case, on the Fair Market Value of the Common Stock on the last trading date preceding payment as determined by the Administrator. No shares of stock shall be issued until payment has been made. A Participant shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the person exercising such option has given written notice of exercise, has paid for such shares as provided herein, and, if requested, has given the representation described in Section 13.1 of the Plan.

            (e) Transferability of Options. No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, provided, however, the Administrator may, in its discretion, authorize all or a portion of a Nonqualified Stock Option to be granted to an optionee to be on terms which permit transfer by such optionee to a Permitted Transferee, provided that (i) there may be no consideration for any such transfer (other than the receipt of or interest in a family partnership or limited liability company), (ii) the Award Agreement pursuant to which such Options are granted must be approved by the Administrator, and must expressly provide for transferability in a manner consistent with this Section 6.4(e), and
      (iii) subsequent transfers of transferred Options shall be prohibited except those in accordance with Section 6.4(h). Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of service of Sections 6.4(f), (g) and (h) hereof, and the tax withholding obligations of Section 14.3 shall continue to be applied with respect to the original optionee, following which the Options shall be exercisable by the Permitted Transferee only to the extent, and for the periods specified in Sections 6(f), (g), and (h). The Company shall not be obligated to notify Permitted Transferee(s) of the expiration or termination of any Option. Further, all Options shall be exercisable during the Participant's lifetime only by such Participant and, in the case of a Nonqualified Stock

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      Option, by a Permitted Transferee. The designation of a person entitled to exercise an Option after a person's death will not be deemed a transfer.

            (f) Termination of Service for Reasons other than Retirement, Disability, or Death. Upon termination of Service for any reason other than Retirement or on account of Disability or death, each Option held by the Participant shall, to the extent rights to purchase shares under such Option have accrued at the date of such Termination of Service and shall not have been fully exercised, be exercisable, in whole or in part, at any time for a period of no more than three (3) months following Termination of Service, subject, however, to prior expiration of the term of such Options and any other limitations on the exercise of such Options in effect at the date of exercise. Whether an authorized leave of absence or absence because of military or governmental service shall constitute Termination of Service for such purposes shall be determined by the Administrator, which determination shall be final and conclusive.

            (g) Termination of Service for Retirement or Disability. Upon Termination of Service by reason of Retirement or Disability, each Option held by such Participant shall, to the extent rights to purchase shares under the Option have accrued at the date of such Retirement or Disability and shall not have been fully exercised, remain exercisable in whole or in part during the original term of such Options held by that Participant.

            (h) Termination of Service for Death. Upon Termination of Service due to death, each Option held by such Participant or Permitted Transferee shall, to the extent rights to purchase shares under the Options have accrued at the date of death and shall not have been fully exercised, be exercisable, in whole or in part, by the personal representative of the estate of the Participant or Permitted Transferee or by any person or persons who shall have acquired the Option directly from the Participant or Permitted Transferee by bequest or inheritance at any time during the twelve (12) month period following death, subject, however, in any case, to the prior expiration of the term of the Option and any other limitation on the exercise of such Option in effect at the date of exercise.

            (i) Termination of Options. Any Option that is not exercised within whichever of the exercise periods specified in Sections 6.4(f), (g) or (h) is applicable shall terminate upon expiration of such exercise period.

            (j) Purchase and Settlement Provisions. The Administrator may at any time offer to purchase an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made. In addition, if an Award Agreement so provides at the Award Date or is thereafter amended to so provide, the Administrator may require that all or part of the shares of Common Stock to be issued with respect to the exercise of an Option, in an amount not greater than the Fair Market Value of the shares that is in excess of the aggregate Option Price, take the form of Performance Shares, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Performance Shares

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      determined without regard to the deferral limitations and/or forfeiture restrictions involved.

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                                    ARTICLE 7
                            STOCK APPRECIATION RIGHTS

      7.1 Grant of SARs. The Administrator may approve the grant of Stock Appreciation Rights ("SARs") that are related to Options only. A SAR may be granted only at the time of grant of the related Option. A SAR will entitle the holder of the related Option, upon exercise of the SAR, to surrender such Option, or any portion thereof to the extent unexercised, with respect to the number of shares as to which such SAR is exercised, and to receive payment of an amount computed pursuant to Section 7.2. Such Option will, to the extent surrendered, then cease to be exercisable. Subject to Section 6.4, a SAR granted hereunder will be exercisable at such time or times, and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

      7.2 Payment of SAR Amount. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the Option Price, by (ii) the number of shares of Common Stock with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in shares of Common Stock of equivalent value, or in some combination thereof.

      7.3 Nontransferability. No SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARs shall be exercisable, during the Participant's lifetime, only by such Participant.

                                    ARTICLE 8
                                RESTRICTED STOCK

      8.1 Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the Participant, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Administrator may condition the grant of Restricted Stock upon the achievement of specific business objectives, measurements of individual or business unit or Company performances, or such other factors as the Administrator may determine. The provisions of Restricted Stock awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

      8.2 Awards and Certificates. A Participant selected to receive a Restricted Stock Award shall not have any rights with respect to such Award, unless and until such Participant has executed an Award Agreement evidencing the Award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

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            (a) Acceptance. Awards of Restricted Stock must be accepted within a period of thirty (30) days (or such shorter period as the Committee may specify at grant) after the Award Date, by executing an Award Agreement and by paying whatever price (if any) the Committee has designated for such shares of Restricted Stock.

            (b) Legend. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

            "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Independent Bank Corporation Long-Term Incentive Plan and related Award Agreement entered into between the registered owner and the Company, dated ___. Copies of such Plan and Agreement are on file in the offices of the Company, 230 West Main Street, Ionia, Michigan 48846."

            (c) Custody. The Committee may require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

      8.3 Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Plan shall be subject to the following restrictions and conditions:

            (a) Restriction Period. Subject to the provisions of this Plan and the Award Agreement, during a period set by the Administrator commencing with the Award Date (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge, or assign shares of Restricted Stock awarded under this Plan. Subject to these limits, the Administrator, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Administrator may determine.

            (b) Rights as Shareholder. Except as provided in this subsection (b) and subsection (a) above, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including the right to receive any dividends. The Administrator, in its sole discretion, as determined at the time of Award, may permit or require the payment of dividends to be deferred. If any dividends or other distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

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

            (c) Termination of Service. Subject to the applicable provisions of the Award Agreement and this Article 8, upon Termination of Service for any reason during the Restriction Period, all Restricted Shares still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee as specified in the Award Agreement.

            (d) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant.

                                    ARTICLE 9
                               PERFORMANCE SHARES

      9.1 Award of Performance Shares. Performance Shares may be awarded either alone or in addition to other Awards granted under this Plan. The Administrator shall determine the eligible persons to whom and the time or times at which Performance Shares shall be awarded, the number of Performance Shares to be awarded to any person, the duration of the period (the "Performance Period") during which, and the conditions under which, receipt of the Performance Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 9.2, as specified in the Award Agreement. The Administrator may condition the grant of Performance Shares upon the achievement of specific business objectives, measurements of individual or business unit or Company performance, or such other factors or criteria as the Administrator shall determine. The provisions of the award of Performance Shares need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

      8.2 Terms and Conditions. Performance Shares awarded pursuant to this
Article 9 shall be subject to the following terms and conditions:

            (a) Nontransferability. Subject to the provisions of this Plan and the related Award Agreement, Performance Shares may not be sold, assigned, transferred, pledged or otherwise encumbered during the Performance Period. At the expiration of the Performance Period, share certificates or cash of an equivalent value (as the Administrator may determine in its sole discretion) shall be delivered to the Participant, or his legal representative, in a number equal to the shares covered by the Award Agreement.

            (b) Dividends. Unless otherwise determined by the Administrator at the time of Award, amounts equal to any cash dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Share Award will not be paid to the Participant.

            (c) Termination of Employment. Subject to the provisions of the Award Agreement and this Article 9, upon Termination of Service for any reason during the Performance Period for a given Award, the Performance Shares in question will vest or

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

      be forfeited in accordance with the terms and conditions established by the Administrator at or after grant.

            (d) Accelerated Vesting. Based on service, performance and/or such other factors or criteria as the Administrator may determine and set forth in the Award Agreement, the Administrator may, at or after grant, accelerate the vesting of all or any part of any award of Performance Shares and/or waive the deferral limitations for all or any part of such Award.

                                   ARTICLE 10
                            OTHER STOCK-BASED AWARDS

      10.1 Other Awards. Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock ("Other Stock-Based Awards"), may be granted either alone or in addition to or in tandem with Options, SARs, or Performance Shares. Subject to the provisions of this Plan, the Administrator shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such awards, and all other conditions of the Awards. The Administrator may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance period. The provisions of Other Stock-Based Awards need not be the same with respect to each Participant and such Awards to individual Participants need not be the same in subsequent years.

      10.2 Terms and Conditions. Other Stock-Based Awards made pursuant to this
Article 10 shall be set forth in an Award Agreement and shall be subject to the following terms and conditions:

            (a) Nontransferability. Subject to the provisions of this Plan and the Award Agreement, shares of Common Stock subject to Awards made under this Article 10 may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

            (b) Dividends. Unless otherwise determined by the Administrator at the time of Award, subject to the provisions of this Plan and the Award Agreement, the recipient of an Award under this Article 10 shall be entitled to receive, currently or on a deferred stock basis, dividends or other distributions with respect to the number of shares of Common Stock covered by the Award.

            (c) Vesting. Any Award under this Article 10 and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Administrator, in its sole discretion.

            (d) Waiver of Limitation. In the event of the Participant's Retirement, Disability or death, or in cases of special circumstances, the Administrator may, in its

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

      sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Article 10.

            (e) Price. Common Stock issued or sold under this Article 10 may be issued or sold for no cash consideration or such consideration as the Administrator shall determine and specify in the Award Agreement.

                                   ARTICLE 11
                      TERMINATION OR AMENDMENT OF THE PLAN

      The Board may at any time amend, discontinue or terminate this Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any applicable regulatory requirement); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the Company's shareholders, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan (except by operation of Article 4 or of Section 13.1); (ii) decrease the option price of any Option to less than one hundred percent (100%) of the Fair Market Value on the date of grant for an Option; or (iii) extend the maximum option period under Section 6.4(b) of the Plan. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 13.2, no such amendment or other action by the Administrator shall impair the rights of any Participant without the Participant's consent. Awards may not be granted under the Plan after the Termination Date, but Awards granted prior to such date shall remain in effect or become exercisable pursuant to their respective terms and the terms of this Plan.

                                   ARTICLE 12
                                  UNFUNDED PLAN

      This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

                                   ARTICLE 13
                              ADJUSTMENT PROVISIONS

      13.1 Antidilution. Subject to the provisions of this Article 13, if the outstanding shares of Common Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided

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

in Article 4 of the Plan, (ii) the number and kind of shares or other securities subject to the then outstanding Awards, and (iii) the price for each share or other unit of any other securities subject to the then outstanding Awards.

      13.2 Change in Control. Notwithstanding Section 13.1, upon dissolution or liquidation of the Company, or upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of all or substantially all the assets of the Company, all Awards then outstanding under the Plan will be fully vested and exercisable and all restrictions will immediately cease, unless provisions are made in connection with such transaction for the continuance of the Plan and the assumption of or the substitution for such Awards of new Awards covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

      13.3 Adjustments by Administrator. Any adjustments pursuant to this
Article 13 will be made by the Administrator, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments. Only cash payments will be made in lieu of fractional shares.

                                   ARTICLE 14
                               GENERAL PROVISIONS

      14.1 Legend. The Administrator may require each person purchasing shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

      All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, any applicable Federal or state securities law, and any applicable corporate law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      14.2 No Right to Employment. Neither this Plan nor the grant of any Award hereunder shall give any Participant or other employee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall there be a limitation in any way on the right of the Company or any Subsidiary by which an employee is employed to terminate his or her employment at any time.

      14.3 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Unless otherwise prohibited by the Administrator, each Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold from the shares otherwise issuable to the Participant a number of shares having a Fair Market Value as of the "Tax Date," less than or equal to the amount of the withholding tax obligation; or (c) delivering to the Company unencumbered shares owned by the Participant having a Fair Market Value, as of the Tax Date, less than or equal to the amount of the withholding tax obligation. The "Tax Date" shall be the date that the amount of tax to be withheld is determined.

      14.4 No Assignment of Benefits. No Award or other benefit payable under this Plan shall, except as otherwise specifically transfer, provided by law, be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge, any such benefits shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

      14.5 Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws and in the courts of the state of Michigan.

      14.6 Application of Funds. The proceeds received by the Company from the sale of shares of Common Stock pursuant to Awards granted under this Plan will be used for general corporate purposes.

      14.7 Rights as a Shareholder. Except as otherwise provided in an Award Agreement, a Participant shall have no rights as a shareholder of the Company until he or she becomes the holder of record of Common Stock.

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